#513331v3

                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                          KEY PRODUCTION COMPANY, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                             84-1089744
    ------------------------        ------------------------------------
    (State of incorporation)        (I.R.S. Employer Identification No.)

                    707 17th Street, Suite 3300, Denver, CO      80202-3403
  -------------------------------------------------------------------------
               (Address of Principal Executive Offices)          (Zip Code)

                          KEY PRODUCTION COMPANY, INC.
                             STOCK OPTION AGREEMENT
                  --------------------------------------------
                           (Full title of the Plan)

                                -With a copy to-
F.H. Merelli, Chairman of the Board,
  President and Chief Executive Officer
Key Production Company, Inc.                Nick Nimmo, Esq.
707 17th Street, Suite 3300                 Holme Roberts & Owen LLP
Denver, Colorado  80202-3403                1700 Lincoln, #4100
(303) 295-3995                              Denver, Colorado  80203
----------------------------
(Name, address and telephone
number of agent for service)

                        CALCULATION OF REGISTRATION FEE

Title of            Amount        Proposed Maximum  Proposed Maxi-  Amount of
Securities to be    to be         Offering Price    mum Aggregate   Registration
Registered          Registered    Per Share         Offering Price  Fee
------------------  ----------    ----------------  --------------  ------------

Common Stock,       500,000        $10.40625         $5,203,125      $1,447(1)
  $.25 Par Value

(1) Determined under Rule 457.

                              Part II of Form S-8

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------

Item 3    DOCUMENTS INCORPORATED BY REFERENCE
          -----------------------------------

          The following documents filed with the Securities and Exchange Commission are incorporated by reference into this Registration
          Statement:


          (a) The Registrant's Annual Report on Form 10-K for its fiscal year ended December 31, 1998.

          (b) The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended March 31, 1999.

          (c) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

          (d) The description of the Company's Common Stock contained in the Company's Form 8-A Registration Statement, dated September 2, 1988.

Item 4    DESCRIPTION OF SECURITIES
          -------------------------

          Because the class of securities offered under the Plans is registered under Section 12 of the Exchange Act (see Item 3(d) above), this item is not applicable.


Item 5    INTEREST OF NAMED EXPERTS AND COUNSEL
          -------------------------------------

          None.


Item 6    INDEMNIFICATION OF DIRECTORS AND OFFICERS
          -----------------------------------------

          In accordance with the General Corporation Law of the State of Delaware, the Company has included a provision in its Certificate to limit the personal liability of its directors for violations of their fiduciary duties. The provision eliminates such directors' personal liability to the Company or its stockholders for monetary damages, except:

          (1) for any breach of the directors' duty of loyalty to the Company or its stockholders;

          (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          (3) for unlawful payments of dividends or unlawful stock purchases or redemptions; or

          (4) for any transaction from which any director derived an improper personal benefit.

          This provision protects the Company's directors against personal liability for monetary damages arising from breaches of their duty of care. Directors remain liable for breaches of their duty of loyalty to the Company and its stockholders and for the specific matters set forth above, as well as for violations of the federal securities laws. The provision has no effect on the availability of equitable remedies such as injunction or recision. Additionally, these provisions do not protect a director from activities undertaken in any capacity other than that of director.

          Section 145 of the Delaware General Corporation Law, inter alia, authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any pending, completed or threatened action or suit by or in the right of a corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

          Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him.

Item 7    EXEMPTION FROM REGISTRATION CLAIMED
          -----------------------------------

          Not applicable.

Item 8    EXHIBITS
          --------

          Exhibits not incorporated by reference to a prior filing are designated by an asterisk (*) and are included or filed herewith; all exhibits not so designated are incorporated by reference to a prior SEC filing as indicated.

Exhibit  Description
-------  -----------

3.1 Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4, registration no. 33-23533 filed with the SEC on August 5, 1988).

3.2 Amendment to Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4, registration no. 33-23533 filed with the SEC on August 5,
       1988).

3.3 Bylaws of the Registrant, as amended and restated on June 8, 1995 (incorporated by reference to Exhibit 3.3 to the Registrant's Form 10-Q for the quarter ended June 30, 1995, file no. 0-17162).

4.1    Form of Common Stock Certificate (incorporated by reference to Exhibit
       4.12 to the Registrant's Amendment No. 1 to Registration Statement on Form S-4, registration no. 33-23533 filed with the SEC on August 15,
       1988).

*5.1 Opinion of Holme Roberts & Owen LLP as to the legality of the securities being registered, including consent.

10.9 Stock Option Agreement between the Registrant and Francis H. Merelli, dated September 1, 1992 (incorporated by reference to Exhibit 10.9 to the Registrant's Form 10-K for the fiscal year ended December 31, 1992, file no. 0-17162).

*23.1  Consent of Holme Roberts & Owen LLP (included in Exhibit 5.1).

*23.2  Consent of Independent Public Accountants.

*24.1 Powers of Attorney are on the signature pages of the Registration Statement.

Item 9    UNDERTAKINGS
          ------------

   (a)    Rule 415 Undertakings
          ---------------------

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) to reflect in the prospectus any fact or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                    provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b)   Filings Incorporating Subsequent Exchange Act Documents by Reference
          --------------------------------------------------------------------

          The undersigned Registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (h) Request for Acceleration of Effective Date or Filing Registration Statement on Form S-8
          -----------------------------------------------------------------

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions discussed in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Key Production Company, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado on the 28th day of July, 1999.

                                 KEY PRODUCTION COMPANY, INC.

                                 By: /s/ F.H. MERELLI
                                    ------------------------------------
                                         F.H. Merelli,
                                         Chairman of the Board,
                                         President and Chief Executive Officer

                               POWER OF ATTORNEY
                               -----------------

         Each person whose signature appears below does hereby make, constitute and appoint F.H. Merelli and Monroe W. Robertson, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution to execute, deliver and file with the Securities and Exchange Commission, for and on his or her behalf, and in any and all capacities, any and all amendments (including post-effective amendments) to this Registration Statement with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed below by the following persons in the capacities and on the date indicated.

          Signature               Title                            Date
          ---------               -----                            ----


/s/ F.H. MERELLI                  Director, Chairman, President
----------------------------      and Chief Executive Officer
    F.H. Merelli                  (Principal Executive Officer)    July 28, 1999


/s/ MONROE W. ROBERTSON           Senior Vice President
----------------------------      and Secretary
    Monroe W. Robertson           (Principal Financial Officer)    July 28, 1999


/s/ CATHY L. ANDERSON             Controller
----------------------------      (Principal Accounting Officer)   July 28,1999
    Cathy L. Anderson


/s/ CORTLANDT S. DIETLER          Director                         July 28, 1999
----------------------------
    Cortlandt S. Dietler


/s/ L. PAUL TEAGUE                Director                         July 28, 1999
----------------------------
    L. Paul Teague